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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: MAY 17, 1999
                        (Date of earliest event reported)


                         THE IMMUNE RESPONSE CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                     0-18006                33-0255679
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)         Identification No.)


                  5935 DARWIN COURT, CARLSBAD, CALIFORNIA 92008
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (760) 431-7080

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Item 5.  OTHER EVENTS

         The Immune Response Corporation (Nasdaq: IMNR) and Agouron Pharmaceuticals, Inc. (Nasdaq: AGPH) announced today that an independent Data Safety Monitoring Board (DSMB) completed a second interim analysis of the 2500-patient, placebo-controlled, Phase III clinical endpoint trial to evaluate the immune-based therapy REMUNE(TM) added to patients' other anti-HIV therapy. The DSMB recommended the trial be concluded at this time because differences in clinical endpoints were not observed between treatment groups and because extending the trial would be unlikely to provide sufficient additional clinical endpoints to permit statistically significant differences between the treatment groups to be observed in the near term. The number of HIV-associated clinical endpoints observed in the trial was far less than originally anticipated, which was believed to be the result of increasing use of Highly Active Antiretroviral Therapy (HAART) including HIV protease inhibitors, after the trial was initiated.

         The Immune Response Corporation and Agouron Pharmaceuticals, Inc. reported that separate analysis of a cohort of 250 patients randomly pre-selected for surrogate marker analysis, showed a significantly greater reduction in viral load (level of HIV RNA in plasma) after 48 and 96 weeks of treatment and significantly greater increases in lymphoctye proliferation in those who added REMUNE to their underlying anti-retroviral therapy, compared with those who did not. The companies also reported that Agouron plans to initiate two additional phase III surrogate marker trials of REMUNE in light of an agreement previously reached with the Food and Drug Administration that an application for the marketing of REMUNE could be submitted based upon favorable virological endpoints.

         The Immune Response Corporation and Agouron Pharmaceuticals, Inc. entered into a collaboration in 1998 for the final development and commercialization of REMUNE, an immune-based therapy for the treatment of HIV infection.

         This Form 8-K contains forward-looking statements. Actual results could vary materially from those expected due to a variety of risk factors, including whether or when additional clinical trials for REMUNE will be initiated or successfully completed, and those risks set forth from time to time in The Immune Response Corporation's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 1998. The Immune Response Corporation undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  May 18, 1999.

                                     THE IMMUNE RESPONSE CORPORATION

                                     By       /s/ Dennis J. Carlo
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                                                  Dennis J. Carlo
                                       President and Chief Executive Officer

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